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                          FUTRO & ASSOCIATES, P.C.
                       Attorneys and Counselors at Law
                                  MCI TOWER
                     707 SEVENTEENTH STREET - 29TH FLOOR
                           DENVER, COLORADO 80202

PETER G. FUTRO                                    TELEPHONE       (303) 295-3360
JEFFREY A. BARTHOLOMEW                            FACSIMILE       (303) 295-1563
TROY A. YOUNG                                     E-MAIL   FUTROFIRM@AOL.COM





                               CONSENT OF COUNSEL


         We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement of Visitors Services International Corp. on Form S-8 of our opinion dated October 15, 1996, which opinion is included in the Company's initial registration statement, SEC File No. 333-14271, filed with the Securities and Exchange Commission on October 16, 1996.



                                                   FUTRO & ASSOCIATES, P.C.



                                                   By: /s/ Peter G. Futro
                                                       ------------------------
                                                       Peter G. Futro



Denver, Colorado
February 17, 1997